UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
APRIL 27, 2011

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. (“Registrant”) was held on April 27, 2011. At the Annual Meeting, there were present in person or by proxy the holders of 4,501,836 shares of Common Stock of the Registrant, representing approximately 74% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company’s stockholders at the annual meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Two directors were elected at the Annual Meeting, each for a three-year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Steven L. Grissom	4,462,420	39,414	1
Gary W. Melvin	4,436,568	65,266	1

Proposal 2:  Advisory Vote on Executive Compensation. With respect to the advisory vote to approve the compensation of the Company’s named executive officers described in the Company’s proxy statement, the number of votes cast for and against this matter, as well as the number of broker non-votes and abstentions, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions
4,273,254	62,172	0	166,409

Proposal 2, having received the affirmative vote of the holders of more than the majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was approved, on an advisory basis.

Proposal 3:  Advisory Vote on the Frequency of the Executive Compensation Vote. With respect to the advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur yearly, every two years or every three years, the number of votes cast for the “Yearly,” “Every Two Years” and “Every Three Years” frequencies, as well as the number of broker non-votes and abstentions, were as follows:

Yearly	Every Two Years	Every Three Years	Broker Non-Votes	Abstentions
341,605	7,172	3,917,451	0	235,607

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           FIRST MID-ILLINOIS BANCSHARES, INC.

Date:  April 28, 2011                                                                  /s/ William S. Rowland

  William S. Rowland
  Chairman and Chief Executive Officer